Exhibit 23.2

                            INDEPENDENT AUDITORS' CONSENT

               We consent to the incorporation by reference in Registration Statement No. 33-38739 of IDB Communications Group, Inc. on Form S-8 of our report dated June 10, 1993, appearing in this Annual Report on Form 11-K of the IDB Communications Group, Inc. 401(k) Savings and Retirement Plan for the year ended December 31, 1993.

          DELOITTE & TOUCHE
          Los Angeles, California
          July 13, 1994